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                                                                   EXHIBIT 99.1

[jfax.com logo]



FOR IMMEDIATE RELEASE


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JFAX.COM AND EFAX.COM FINALIZE ACQUISITION TERMS

Revised Total Consideration under Definitive Agreements to Consist of 13.0 Million JFAX.COM Common Shares

HOLLYWOOD AND MENLO PARK, CALIF. (JULY 14, 2000) - JFAX.COM (NASDAQ: JFAX) and eFax.com (NASDAQ: EFAX), two leading unified messaging and communications services providers, today announced that they have signed a definitive merger agreement through which eFax.com will be merged into a subsidiary of JFAX.COM. The merger would establish the combined company as the clear industry leader in Internet-based unified messaging and communications services worldwide.

"The combination of JFAX.COM and eFax.com will allow us to serve a subscriber base of over 3 million," stated Steve Hamerslag, JFAX.COM's President and CEO. "This valuable and growing subscriber base provides a tremendous opportunity to market our expanded communications services and to accelerate our revenue growth."

"Communications on the Internet is developing rapidly creating an exciting opportunity to unify messaging and communications for business people worldwide," said Ronald Brown, President of eFax.com. "The combined company will be well positioned to take advantage of this opportunity."

As total consideration for eFax.com, JFAX.COM will issue 13.0 million of its common shares, subject to adjustment under limited circumstances. The merger is subject to approval by the companies' respective shareholders and other customary conditions and is expected to close in the fourth quarter of 2000.

The actual number of shares of JFAX.COM common stock to be received by each eFax.com common stockholder will depend upon certain factors. It is currently assumed that $5 million will be outstanding under JFAX.COM's loan to eFax.com on the closing date, that eFax.com will have no cash on hand (and no prepaid expenses or overdue payables) on the closing date, that no additional shares of eFax.com common stock will be issued prior to the closing date, and that the closing date will occur on or about October 31, 2000. Based on these assumptions, 13.0 million shares of JFAX.COM common stock would be distributed on or about October 31, 2000 as follows: 7.2 million shares would be issued to the eFax.com preferred stockholders pursuant to contractual arrangements between eFax.com and these preferred stockholders; 2.0 million shares of common stock would be issued to Integrated Global Concepts, Inc. ("IGC"), a provider of development and co-location services for eFax.com's operations, pursuant to a contractual arrangement among JFAX.COM, eFax.com and IGC; and the remaining 3.8 million shares would be issued to the eFax.com common stockholders. Accordingly, based on these assumptions, a common stockholder of eFax.com would receive 0.281 shares of JFAX.COM common stock for each share of eFax.com common stock.

This release is concurrent with the filing of a report on Form 8-K by eFax.com which will describe the terms of the transactions in greater detail. Reference is made to this report on Form 8-K for additional information on how the number of



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JFAX.COM AND EFAX.COM FINALIZE ACQUISITION TERMS
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shares of JFAX.COM common stock to be received in exchange for each share of
eFax.com common stock will be adjusted in the event actual events differ from the assumptions set forth above.

JFAX.COM had previously committed to loan eFax.com up to $5 million on a senior secured basis to address eFax.com's working capital needs until the consummation of the merger. To date, JFAX.COM has funded $2.25 million of this loan.

ABOUT JFAX.COM

JFAX.COM (NASDAQ: JFAX) is an award-winning Internet-based messaging and communications service provider to individuals and businesses throughout the world. JFAX's services enable the user's email box to function as a single repository for all email, fax and voicemail and permit convenient advanced message management through email or by phone. JFAX is a registered trademark of JFAX. The company is headquartered in Hollywood, California. For more information on JFAX and its services, see http://www.JFAX.com or call 1-888-GET-JFAX.

ABOUT EFAX.COM

eFax.com (NASDAQ: EFAX) is a provider of Internet communication services, and has provisioned unique telephone numbers to about 2 million members. The Company continues to expand its range of solutions beyond its initial offering of the world's first free fax-to-email service. The Company markets its Internet services via its own eFax.com web site and through affiliates and co-brand partners, including Microsoft, Network Solutions, WebTV, fortunecity.com, FindLaw, Phoenix Technologies and AllBusiness.com. eFax.com is headquartered in Menlo Park, Calif. For more information, call 1-877-EFAXCOM; fax (650) 326-6003; or visit: http://www.EFAX.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS: Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Forward-looking statements include statements about efforts to attract or prospects for additional subscribers for our services and other statements of a non-historical nature. Actual results may differ from projected results due to various risk factors including our limited operating history, our use of third parties to market our services, competition including competition from companies offering free services, risks associated with technological change, uncertainties regarding the protection of proprietary technology and other factors set forth in the companies' respective filings with the Securities and Exchange Commission.

NOTICE OF REGISTRATION STATEMENT: JFAX.COM expects to file a registration statement, which will contain a joint proxy statement/prospectus of JFAX.COM and eFax.com, and other documents with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY
STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME



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AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and
security holders will be able to receive the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, http://www.sec.gov and from JFAX.COM Investor Relations at 6922 Hollywood Boulevard, Hollywood, California 90028.


                     (C) 2000 JFAX.COM. ALL RIGHTS RESERVED.


                                      # # #


JFAX.COM CONTACTS, MEDIA ONLY:

Laura Hinson                       Dan Haller
PR Manager                         Ink, inc. PR
Hollywood, CA                      San Francisco, CA
(323) 860-9435                     (415) 399-1299
lhinson@jfax.com                   dhaller@inkincpr.com


JFAX.COM CONTACTS, INVESTOR RELATIONS ONLY:

Scott Turicchi                     Jim Lucas
JFAX.COM                           Abernathy MacGregor Group
Hollywood, CA                      West Los Angeles, CA
(323) 860-9408                     (213) 630-6550
Sturicchi@JFAX.com                 jbl@abmac.com


EFAX.COM CONTACTS, MEDIA AND INVESTOR RELATIONS:

Todd Kenck
EFAX.com
Palo Alto, CA
(650) 688-6810
toddk@efax.com



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